                                                                 EXHIBIT 10.31

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                               ASSET PURCHASE AGREEMENT

          This Asset Purchase Agreement (this "ASSET PURCHASE AGREEMENT" or "AGREEMENT"), dated December 31, 1998, is an agreement by and between SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC., a corporation organized and existing under the laws of Delaware ("SELLER") and Healtheon Corporation, a corporation organized and existing under the laws of Delaware ("BUYER"). Capitalized terms used in this Asset Purchase Agreement and not otherwise defined herein are defined in EXHIBIT A hereto.

                                      PREAMBLE

          Buyer is in the business of providing and managing certain information services and desires to provide services to Seller relating to reporting of results of clinical laboratory tests to Providers. Seller provides laboratory testing services to certain Providers who receive clinical laboratory test result reports via teleprinters and related assets owned by Seller.

          Buyer desires to purchase and Seller desires to sell teleprinters and related assets as more fully set forth herein. Concurrently with the execution and delivery of this Agreement, Seller and Buyer are entering into a Services Agreement whereby Buyer agrees, among other things, to facilitate the provision of Teleprinter Services to Providers and Seller agrees to pay certain compensation to Buyer in connection therewith. This Agreement states the parties' agreements relating to the purchase and sale of the Purchased Assets and certain transition matters.

                                      AGREEMENT

          NOW THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                      ARTICLE I

PURCHASE AND SALE

          SECTION 1.1. AGREEMENT TO SELL. At the Closing, Seller hereby agrees to sell, convey, assign, transfer and deliver to Buyer, upon and subject to the terms and conditions of this Agreement, all right, title and interest of Seller in and to the following assets, free and clear of all Liens:

          1.1.1. All of the teleprinters owned by Seller and used for Teleprinter Services or intended by Seller to be used for Teleprinter Services located at Provider Sites, or in the case of inventory, spare or replacement teleprinters, at Provider Sites, Seller Labs or Seller's suppliers, or with Seller's sales and distribution representatives;

          1.1.2. The printer stands and incidental supplies owned by Seller and used or intended by Seller for use in conjunction with the teleprinters described in Section 1.1.1; and

          1.1.3. To the extent assignable and assumed by Buyer, the contracts between Seller and Key Communications, Inc. relating to the provision of products or services to Providers in connection with Seller's provision of Teleprinter Services to Provider Sites.

          SECTION 1.2. INVENTORY. Seller shall count and identify by way of performing a physical inventory as of the Closing Date, any Purchased Assets not located at a Provider Site, such inventory to be completed as soon as practicable but in all events [*] following the Closing. The portion of the Purchased Assets identified pursuant to the physical inventory shall be listed on a schedule which shall be delivered to Buyer within [*] after completion of the physical inventory.

          SECTION 1.3. AGREEMENT TO PURCHASE. Buyer hereby agrees to purchase the Purchased Assets from Seller, upon and subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of Seller contained herein, for (i) the Purchase Price and (ii) the execution and delivery of the assumption agreement referenced in Section 5.2.4.

          SECTION 1.4. PURCHASE PRICE. The purchase price for the Purchased Assets shall be thirteen million dollars ($13,000,000), to be paid by (i) a wire transfer in the amount of two million dollars ($2,000,000) in United States federal funds to such account as Seller shall designate prior to the Closing, and (ii) the issuance to Seller of the Consideration Shares.

          SECTION 1.5. ASSUMPTION OF CONTRACTS. To the extent assignable, Seller will assign to Buyer on the Closing Date, and Buyer will assume, all of Seller's obligations under the Assumed Contracts.

          SECTION 1.6.  CALCULATION OF CONSIDERATION SHARES.

          1.6.1. If Buyer has not consummated an initial public offering of its common stock pursuant to the Securities Act as of the Closing, then the number of Consideration Shares shall be 1,833,333.

          1.6.2. If Buyer has consummated an initial public offering of its common stock pursuant to the Securities Act as of the Closing, then the number of Consideration Shares shall be the result of eleven million dollars ($11,000,000) divided by [*] for the five (5) business days (or such lesser number of business days since the consummation of such initial public offering) immediately preceding the Closing Date.

          1.6.3. The number of Consideration Shares shall be equitably adjusted for any subdivision or combination of shares of Buyer capital stock or similar change in Buyer's

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

capital structure (whether by stock split, stock dividend, merger, share exchange, consolidation or otherwise) occurring between the date hereof and the Closing Date.

                                      ARTICLE II

                                       CLOSING

          SECTION 2.1. TIME AND PLACE. Unless otherwise mutually agreed to in writing by both parties, the closing of the transactions (the "Closing") contemplated hereby shall be held at the offices of Pepper Hamilton LLP, at 3000 Two Logan Square, 18th and Arch Streets, Philadelphia, Pennsylvania, and shall be held promptly after the satisfaction or waiver of all of the conditions precedent set forth in Article V hereof, or at such time as the parties may otherwise mutually agree (the date of Closing, the "Closing Date").

                                     ARTICLE III

                           REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. BY SELLER. Seller hereby represents and warrants to Buyer as follows:

          3.1.1. ORGANIZATION AND STANDING. Seller is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Seller has full power and authority to provide Teleprinter Services.

          3.1.2. POWER AND AUTHORITY. Seller has the requisite power and authority to execute, deliver and perform this Agreement and each of the Collateral Documents by Seller and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of Seller and requires no further authorization or consent by Seller. This Agreement is and each of the Collateral Documents will be, once fully executed, valid and binding obligations, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          3.1.3.    VALIDITY OF CONTEMPLATED TRANSACTIONS.

                    (a) NO VIOLATION. The execution, delivery and performance of this Agreement and each of the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate, breach or contravene any of the terms, conditions or provisions of the Certificate of

Incorporation or Bylaws of Seller, (ii) violate any Regulation or Court Order applicable to Seller or to any of the Purchased Assets, or (iii) violate, breach or contravene any of the terms, conditions or provisions of any mortgage, indenture, agreement, contract, commitment, lease or other instrument, document or understanding, oral or written, to which Seller is a Party.

                    (b) REQUIRED FILINGS. Seller will not be required to make any filing or registration with, or obtain any Permit from, any Governmental Entity in order to execute, deliver and perform its obligations under this Agreement and each of the Collateral Documents to which it is a party.

          3.1.4. REAL PROPERTY. Seller neither owns nor leases (either as lessee or lessor) any real property related exclusively to its provision of Teleprinter Services.

          3.1.5.    PERSONAL PROPERTY.

                    (a) Except as provided in Section 3.1.5(c), Seller owns and has good title to the Purchased Assets, free and clear of any and all Liens of any kind or nature, except for Liens which will have been removed on or prior to the Closing Date.

                    (b) Except as provided in Section 3.1.5(c), Seller does not lease from any Person any of the Purchased Assets, and Seller does not lease any personal property as lessor in connection with its provision of Teleprinter Services.

                    (c) Certain of the Purchased Assets are subject to equipment financing leases. Seller expects that such leases will have been paid in full on or prior to the Closing Date or within a [*] period after Closing as contemplated by Section 5.1.6. Upon repayment of such leases, Buyer will have good title to such Purchased Assets, free and clear of any and all Liens of any kind or nature.

          3.1.6. COMPLIANCE WITH LAWS. To Seller's knowledge, in its provision of Teleprinter Services and incidental services or benefits provided to Providers in connection with the provision of Teleprinter Services, Seller has complied in all material respects with all applicable Regulations.

          3.1.7. LITIGATION. There is no Litigation pending or, to Seller's knowledge threatened, against or related to Seller, which seeks to prohibit or delay the execution, delivery or performance of this Agreement or the Collateral Documents or the consummation of the transactions contemplated hereby or thereby.

          3.1.8.    CONTRACTS AND COMMITMENTS; WARRANTIES.

                    (a) All Assumed Contracts are in full force and effect. No material Default by Seller, or, to Seller's knowledge, any other party, under any of the terms or conditions set forth in any Assumed Contract to which it is bound has occurred or, to Seller's knowledge, been asserted. The execution, delivery and performance of this Agreement and the

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Collateral Documents, and the consummation of the transactions contemplated hereby or thereby, will not conflict with, result in a breach of, or constitute a Default under any such Assumed Contract, affect the continuation, validity and effectiveness of any of such Contract, or any terms thereof, or result in the creation of any Lien upon any of the Purchased Assets, or result in the acceleration of the maturity of any payment date of any of Seller's obligations, or increase or adversely affect the obligations of Seller or Buyer (after assumption) thereunder. Seller has provided true, correct and complete copies of the Assumed Contracts to Buyer for review.

          3.1.9. CONDITION OF ASSETS. The Purchased Assets are in good operating condition, and are able to provide Teleprinter Services to each of the Providers, subject to ordinary wear and tear and repairs needed which are consistent with past practice. Seller has maintained and repaired the Purchased Assets in the ordinary course of business consistent with past practice. Except as expressly provided herein or in the Services Agreement, Seller otherwise makes no representation, warranty, statement or promise to Buyer concerning the Purchased Assets, the quality, value, physical aspects or condition thereof, any dimensions or specifications of the Purchased Assets, the feasibility, desirability, convertibility of the Purchased Assets for or into any particular use, the current or projected income or expenses of the Purchased Assets or any other matter with respect to the Purchased Assets. In entering into this Agreement, Buyer has not relied upon any representation, statement or warranty of Seller except as expressly set forth in this Agreement or in the Services Agreement, and that, subject to the foregoing, Buyer acknowledges that it is purchasing the assets "as is" and "where is". Buyer does hereby waive and Seller does hereby disclaim all other warranties of any kind or type whatsoever with respect to the Purchased Assets, whether expressed or implied, including by way of description but not limitation, those of fitness for a particular purpose and use.

          3.1.10. BROKERS AND FINDERS. No third party is entitled to receive any commission, fees or similar consideration in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller for which Buyer could become obligated.

          3.1.11.   INVESTMENT REPRESENTATIONS; LEGEND ON SHARES.

                    (a) Seller hereby acknowledges that (i) the Consideration Shares delivered pursuant to this Agreement have not been registered under the Securities Act, and the resale of such shares is therefore subject to restrictions imposed by federal and state securities laws including without limitation that such shares cannot be sold or otherwise disposed of except in a transaction which is registered under the Securities Act or exempted from registration; (ii) Buyer has advised Seller, a reasonable time prior to the execution of this Agreement, that the shares have not been registered under the Securities Act; and (iii) all certificates representing the shares delivered to Seller shall be stamped or otherwise imprinted with a legend substantially in the following form (together with any other legend required by state law), and that stop transfer orders will be given to Buyer's transfer agent:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACTS OR EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE."

                    (b) Seller is an accredited investor (as such term is defined in Rule 506 of Regulation D promulgated by the SEC) and is acquiring the Consideration Shares for its own account for investment purposes only, and not with a view to the distribution, transfer, or assignment of the same in whole or in part. Seller has been represented by counsel and advisers, each of whom has been previously selected by Seller, as Seller has found necessary to consult concerning this Agreement and the shares to be issued pursuant to this Agreement. Seller, either alone or with its representative(s), has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the prospective investment. Seller and its counsel and other advisers have been provided with such information concerning Buyer as they have deemed relevant with respect to Seller's investment decision relating to the shares being delivered to it. Seller has had a reasonable opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement, to discuss Buyer's business, management and financial affairs with the management of Buyer, and to obtain any additional information which Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished. Seller has received satisfactory responses from management of Buyer to Seller's inquiries.

          3.1.12. NUMBER OF PROVIDER SITES. The Purchased Assets include [*] teleprinters that are being used at Provider Sites.

          3.1.13. FULL DISCLOSURE. No representation or warranty by Seller contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements made herein true and not misleading.

          SECTION 3.2. BY BUYER. Buyer hereby represents and warrants to Seller as follows:

          3.2.1. ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware. Buyer has full power and authority to carry on its business as it is now being conducted and to own and operate the properties and assets now owned and operated by it.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          3.2.2. POWER AND AUTHORITY. Buyer has the requisite power and authority to execute, deliver, and, subject to obtaining the approval of Buyer's Board of Directors and the waivers required under the Investors' Rights Agreement (as set forth in Section 5.1.5), perform this Agreement and each of the Collateral Documents to be executed and delivered hereunder by Buyer and to consummate the transactions contemplated hereby and thereby. This Agreement is and each of the Collateral Documents will be, once fully executed, valid and binding obligations, enforceable in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

          3.2.3.    VALIDITY OF CONTEMPLATED TRANSACTIONS.

                    (a) NO VIOLATION. The execution, delivery, and, subject to obtaining the approval of Buyer's Board of Directors and the waivers required under the Investors' Rights Agreement (as set forth in Section 5.1.5), performance of this Agreement and each of the Collateral Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate, breach or contravene any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Buyer,
(ii) violate any Regulation or Court Order applicable to Buyer, or (iii) violate, breach or contravene any of the terms, conditions or provisions of any mortgage, indenture, agreement, contract, commitment, lease or other instrument, document or understanding, oral or written, to which Buyer is a party.

                    (b) NO DEFAULT. No Default by Buyer under any Contract has occurred or, to Buyer's knowledge, been asserted, which could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Collateral Documents, and the consummation of the transactions contemplated hereby or thereby, will not conflict with, result in a breach of, or constitute a Default under any such Contract, affect the continuation, validity and effectiveness of any such Contract, or any terms thereof, or result in the acceleration of the maturity of any payment date of any of Buyer's obligations, or increase or adversely affect the obligations of Buyer thereunder, except such as could not reasonably be expected to cause a Material Adverse Effect; provided, however, that the execution, delivery and performance of this Agreement and the Collateral Documents, and the consummation of the transactions contemplated hereby or thereby, could conflict with, result in a breach of, or constitute a Default under the Investors' Rights Agreement if, and only if, the waivers referenced in Section 5.1.5 are not obtained prior to Closing.

                    (c) REQUIRED FILINGS. Buyer will not be required to make any filing or registration with, or obtain any Permit from, any Governmental Entity in order to execute, deliver and perform its obligations under this Agreement and each of the Collateral Documents to which it is a party.

          3.2.4. LITIGATION. There is no Litigation pending or, to Buyer's knowledge threatened, against or related to Buyer, which seeks to prohibit or delay the execution, delivery or performance of this Agreement or the Collateral Documents or the consummation of the transactions contemplated hereby or thereby. There are no actions at law, suits in equity or other proceedings or, to the knowledge of Buyer, any investigations, in any court, tribunal or by or before any other governmental or public authority or agency or any arbitrator or arbitration panel or any governmental or private third-party insurance agency, pending or, to the knowledge of Buyer, threatened, against or affecting Buyer that either individually or in the aggregate, would have a Material Adverse Effect, or, would question the validity or enforceability of this Agreement, the Collateral Documents, or any of the transactions contemplated hereby and thereby. Buyer is not in default with respect to any Court Order.

          3.2.5.    BUYER FINANCIAL STATEMENTS; UNDISCLOSED LIABILITIES.

                    (a) SCHEDULE 3.2.5 hereto contains a true and correct copy of (i) the balance sheets of Buyer at December 31, 1996, December 31, 1997 and June 30, 1998 and the statements of operations, statements of stockholders equity and statements of cash flows of Buyer for the years ended December 31, 1996 and December 31, 1997, and the six months ended June 30, 1998, which have been audited by Ernst & Young LLP, independent accountants (the "BUYER FINANCIAL STATEMENTS"), and (ii) the September 30, 1998 unaudited financial statements of Buyer delivered in accordance with the Investors' Rights Agreement (the "BUYER UNAUDITED STATEMENTS").

                    (b) The Buyer Financial Statements have been prepared in accordance with GAAP applied on a consistent basis during the respective periods covered thereby. The Buyer Financial Statements are correct and complete and present fairly in all material respects the financial position of Buyer at the date of the balance sheets included therein and the results of operations and cash flows of Buyer for the respective periods covered by the statements of operations and cash flows included therein. Buyer has no material obligations or liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or not due) which would be required by GAAP to be disclosed in the Buyer Unaudited Statements and which are not disclosed by the Buyer Unaudited Statements. Buyer has no material obligations or liabilities of any nature whatsoever (whether absolute, accrued, contingent or otherwise, known or unknown, and whether due or not due) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and which are not disclosed by the Buyer Unaudited Statements.

                    (c) The Buyer Unaudited Statements have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as otherwise disclosed therein) and certified by the chief financial officer of Buyer as presenting fairly the financial condition and results of operations of Buyer and any of its Subsidiaries for the periods covered by the statements (subject to customary exceptions for interim unaudited financial statements).

          3.2.6. CONSENTS. No consent, approval or authorization of, or qualification, designation, declaration or filing with, or notice to any governmental authority on the part of Buyer is required in connection with (a) the valid execution and delivery of this Agreement and the Collateral Documents and (b) the issuance of the Consideration Shares.

          3.2.7.    CAPITALIZATION.

                    (a) The authorized capital stock of Buyer consists of the authorized, issued and outstanding capital stock set forth in SCHEDULE 3.2.7. None of such issued shares is held in the treasury of Buyer. Except as set forth in SCHEDULE 3.2.7, Buyer does not have outstanding any stock or securities convertible into or exchangeable for any shares of its capital stock and no Person has any right against Buyer to subscribe for or to purchase, or any options for the purchase, or any agreements providing for the issuance, of any capital stock or any stock or securities convertible into capital stock of Buyer.

                    (b) All of the issued and outstanding shares of Buyer capital stock have been validly issued and are fully paid and non-assessable. The Consideration Shares, when issued to Seller pursuant to this Agreement, will be validly issued, fully paid and nonassessable, will have the designations, preferences, limitations, and relative rights of common stock as set forth in Buyer's charter, a true and correct copy of which is attached hereto in SCHEDULE 3.2.7, and will be free and clear of all liens, claims and encumbrances.

          3.2.8. REGISTRATION RIGHTS. Except as provided in the Investors' Rights Agreement or in a separate writing delivered to and acknowledged by Seller prior to or concurrently with Closing, and except for the registration rights to be provided to Seller as contemplated by this Agreement, Buyer is not under any obligation to register under the Securities Act any of its outstanding securities or any of its securities which may hereafter be issued.

          3.2.9. OFFERING. Subject to the accuracy of the representations and warranties by Seller in Section 3.1.11 hereof, the issuance of the Consideration Shares at the Closing constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act, and from the qualification requirements of any applicable state securities or "blue sky" laws.

          3.2.10. CHANGES. Since the date of the most recent Buyer Financial Statements and except as set forth in a separate writing delivered to and acknowledged by Seller prior to or concurrently with Closing, there has not been
(i) any adverse change in the assets, liabilities or financial condition of Buyer from that reflected in the Buyer Financial Statements, other than any such changes disclosed in the Buyer Unaudited Statements, which, either individually or in the aggregate with other adverse changes, has had or could reasonably be expected to have a Material Adverse Effect or (ii) any adverse change in the prospects of Buyer or any other event or condition (or events or conditions) of any character which, either individually or cumulatively, has had or could reasonably be expected to have a Material Adverse Effect.

          3.2.11. SUBSIDIARIES. Except as set forth in SCHEDULE 3.2.11, Buyer has no Subsidiaries. Except as set forth in this Agreement, Buyer does not own, or have the right to acquire, any securities or other equity or ownership interest in or the assets of any corporation, association or other business entity or Person.

          3.2.12. TITLE TO PROPERTIES. Buyer has good and marketable title to its properties and assets and has good title to all its respective leasehold interests.

          3.2.13. INTELLECTUAL PROPERTY, ETC. Buyer owns or possesses the rights to use, free from burdensome restrictions or conflicts with the rights of others, all Intellectual Property necessary for the conduct of Buyer's business as now conducted and as proposed to be conducted. All licenses constituting Buyer's Intellectual Property are in full force and effect and constitute legal, valid and binding obligations of the respective parties thereto, and there have not been and are not any Defaults thereunder by any party that could reasonably be expected to have a Material Adverse Effect. Buyer has not received any communications alleging that it has violated or, by conducting its business as proposed, would violate any of the Intellectual Property rights of any other Person. To Buyer's knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that could reasonably be expected to interfere with the use of their best efforts to promote the interests of Buyer and cause a Material Adverse Effect, or that could reasonably be expected to conflict with Buyer's business and cause a Material Adverse Effect. Neither the execution nor delivery of this Agreement, nor the carrying on of Buyer's business by the employees of Buyer, nor the conduct of Buyer's business, will, to Buyer's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a Default under, any Contract under which any of such employees is now obligated, which conflict or breach could reasonably be expected to have a Material Adverse Effect. Buyer does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by Buyer.

          3.2.14. COMPLIANCE WITH LAW AND ORGANIZATIONAL DOCUMENTS. Buyer is in compliance with all Regulations to which it is subject, the violation of which, either individually or in the aggregate, would have a Material Adverse Effect, and Buyer is not in violation or in Default under any term of its organizational documents.

          3.2.15.   EMPLOYEE BENEFIT PLANS.  Except where an inaccuracy in this
Section 3.2.15 could not reasonably be expected to have a Material Adverse
Effect:

                    (a) all Employee Benefit Plans conform (and at all times have conformed) in all respects to, and are being administered and operated (and have at all time been administered and operated) in compliance with their terms, the requirements of ERISA, the Code and all other applicable laws;

                    (b) neither Buyer nor any Controlled Group Member sponsors or contributes to, and has not in the past sponsored or contributed to, and has no Liability with respect to, any defined benefit plan subject to Title IV of ERISA or any multi-employer plan (as defined in Section 3(37) of ERISA). Neither Buyer nor any ERISA Affiliate has any current or contingent obligation to any multi-employer plan (as defined in Section 3(37) of ERISA).

                    (c) neither Buyer nor any Controlled Group Member maintains any plan or arrangement that provides post retirement medical benefits, post retirement death benefits or other post retirement welfare benefits, other than to the extent required by Part 6 of Title I of ERISA.

          3.2.16.   COMPLIANCE WITH ENVIRONMENTAL LAWS.

                    (a) Buyer is in compliance with all environmental Regulations applicable to Buyer with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, recycling, transportation, labeling or disposal of waste materials or process by-products, except violations which, either individually or in the aggregate, would not have a Material Adverse Effect. Buyer is not liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. All licenses, permits or registrations required for the Buyer's business as presently conducted and proposed to be conducted, under any environmental Regulations have been or will, in a timely manner, be obtained or made, except where the lack thereof would not either individually or in the aggregate, have a Material Adverse Effect, and Buyer is in compliance therewith in all material respects.

                    (b) Except such as would not, either individually or in the aggregate, cause a Material Adverse Effect, no release, emission or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants, as defined under the Clean Water Act, by Buyer has occurred or is presently occurring on or from any property owned or leased by Buyer in excess of federal, state or local permitted releases or reportable quantities, or other concentrations, standards or limitations under the foregoing Regulations governing the protection of health and the environment or under any other Regulations (then or now applicable, as the case may be).

                    (c) Except such as would not, either individually or in the aggregate, cause a Material Adverse Effect, Buyer has never (1) to its knowledge, owned, occupied or operated a site or structure on or in which any hazardous substance was or is stored, transported or disposed of in violation of any environmental Regulations at such time as such site or structure was owned, occupied or operated by Buyer or at any other time, or (2) stored, transported or disposed of or arranged for the storage, transportation or disposal of any hazardous substance other than in full compliance with all applicable environmental Regulations. Buyer has never caused or been held legally responsible for any release or threatened release of any hazardous substance, or received notification from any federal, state or other governmental authority of any such release or threatened release, or that Buyer may be required to pay any costs or expenses incurred or to be incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release, of any hazardous substance from any site or structure owned, occupied or operated by Buyer.

          3.2.17. INSURANCE. Buyer has fire, casualty, liability, and business interruption insurance policies with recognized insurers, in such amounts and with such coverage as set forth in SCHEDULE 3.2.17. Except as set forth in a separate writing (applicable only to Buyer) delivered to and acknowledged by Seller prior to or concurrently with Closing, substantially similar liability insurance (taking into account, with respect to Buyer, the growth of Buyer's business and, therefore, insured risk, during such period) has been maintained by Buyer and ActaMed without interruption for each of the last two (2) years.

          3.2.18. TAXES. All federal, state and other tax returns of Buyer required by law to be filed have been duly filed and all federal, state and other Taxes, assessments, fees and other federal governmental charges upon Buyer or any of the properties, incomes or assets of Buyer that are due and payable have been paid, except where an inaccuracy in the foregoing could not reasonably be expected to have a Material Adverse Effect. No extensions of the time for the assessment of deficiencies have been granted to Buyer in connection with any federal tax, assessment, fee or other federal governmental charge. There are no Liens on any properties or assets of the Buyer imposed or arising as a result of the delinquent payment or the non-payment of any tax, assessment, fee or other governmental charge. The charges, accruals and reserves, if any, on the books of Buyer in respect of all Taxes for all fiscal periods to date are adequate and in accordance with GAAP, and Buyer knows of no additional unpaid assessments for such periods or other governmental charges payable by Buyer in connection with the execution and delivery of this Agreement, the Collateral Documents or the issuance of the Consideration Shares by Buyer, other than stock transfer taxes, recording fees and filing fees in connection with state securities or "blue sky" filings, if any.

          3.2.19. INVESTMENT COMPANY. Buyer is not an "investment company", or an "affiliated person" of an "investment company", or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and Buyer is not an "investment adviser" or an "affiliated person" of an "investment adviser" as such terms are defined in the Investment Advisers Act of 1940, as amended.

          3.2.20. LABOR RELATIONS. Buyer is not engaged in any unfair labor practices. There is:

                    (a) no unfair labor practice complaint pending or, to the best of Buyer's knowledge, threatened against Buyer before the National Labor Relations Board or any court or labor board, and no grievance or arbitration proceedings arising out of or under collective bargaining agreements is so pending or, to the best of Buyer's knowledge, threatened,

                    (b) no strike, lock-out, labor dispute, slowdown or work stoppage pending or, to the best of Buyer's knowledge, threatened against Buyer, and

                    (c) no union representation or certification question existing or pending with respect to the employees of Buyer, and, to the best knowledge of Buyer, no union organization activity taking place, other than such actions or proceedings as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.2.21. NO CONFLICT OF INTEREST. Buyer is not indebted, directly or indirectly, to any Substantial Holder, or, to Buyer's knowledge, to any Affiliate of a Substantial Holder, in any amount whatsoever. To the best knowledge of Buyer, none of the Substantial Holders, or any of their Affiliates, is indebted to any firm or corporation with which Buyer is affiliated or with which Buyer has a business relationship, or any firm or corporation which competes with Buyer. Except as set forth in Schedule 3.2.21, no Substantial Holder, or, to Buyer's knowledge, any Affiliate of a Substantial Holder, is directly or indirectly interested in any contract with Buyer or any of its Subsidiaries.

          3.2.22. FUNDAMENTAL TRANSACTIONS. Except as disclosed in writing to Seller prior to or concurrently with Closing, Buyer is not engaged in any substantive negotiations that Buyer reasonably believes will lead to a change in control of Buyer or a change in ownership of a substantial portion of Buyer's assets.

          3.2.23. BROKERS AND FINDERS. No third party is entitled to receive any commission, fees or similar consideration in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer for which Seller could become obligated.

          3.2.24. FULL DISCLOSURE. No representation or warranty by Buyer contained in this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements made herein or therein true and not misleading.

                                      ARTICLE IV

                                      COVENANTS

          SECTION 4.1.   COVENANTS OF SELLER.

          4.1.1. OPERATION OF THE BUSINESS. Except with the prior written consent of Buyer or as necessary to effect the transactions contemplated by this Agreement, Seller shall, from and after the date hereof until the Closing, in connection with its provision of Teleprinter Services: (i) provide Teleprinter Services in substantially the same manner as presently being conducted; (ii) maintain and repair the Purchased Assets consistent with past practice; (iii) perform its obligations under the vendor contracts referenced in Section 1.1.3; and (iv) notify Buyer of any development that could materially and adversely affect Seller's ability to fulfill its obligations under this Agreement or its ability to continue to provide Teleprinter Services.

          4.1.2. ACCESS TO INFORMATION. At all times prior to the Closing, the attorneys, accountants, agents and other authorized and designated representatives of Buyer will be allowed upon reasonable advance notice and with minimal disruption to Seller's business operations, reasonable access to the properties, books and records of Seller relating to the Purchased Assets, including without limitation, title documents, leases, customer lists, and other data that, in the reasonable opinion of both Buyer and Seller, are required for Buyer to obtain such information as it may reasonably request about the Purchased Assets or to verify the Non-Telecom Baseline Amount and the Initial Baseline Telecom Amount (as defined in the terms and conditions set forth on EXHIBIT B hereto). Buyer shall also be allowed reasonable opportunity to consult with the officers, employees, accountants, counsel and agents of Seller in connection with such investigation.

          4.1.3. OTHER OFFERS AND EXCLUSIVE DEALING. Prior to the Closing Date, Seller shall not, directly or indirectly, (a) solicit, initiate or encourage submission of proposals or offers from any Person, corporation or other entity for the purpose of selling the Purchased Assets, or relating to the provision of Teleprinter Services to Providers, (b) participate in any discussions or negotiations regarding, or, except as required by a legal or judicial process, furnish to any other Person, corporation or other entity any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to purchase the Purchased Assets or to obtain the right to provide Teleprinter Services to Providers, or (c) approve or undertake any such transaction; provided, however, that this covenant shall not limit in any way the ability of Seller or any of its Affiliates to be sold to (whether via sale of stock or substantially all assets), or merged or consolidated with, any other Person, or to take any actions deemed appropriate in connection therewith.

          4.1.4. NOTICE OF CHANGE. Seller shall promptly notify Buyer of the existence or happening of any fact, event or occurrence prior to the Closing and of which Seller has knowledge which may materially alter the accuracy or completeness of any representation or warranty contained in Section 3.1 of this Agreement.

          4.1.5. OTHER DELIVERIES. At or prior to Closing, Seller shall have delivered to Buyer any written disclosures referenced in this Agreement which have not been delivered as of the date hereof, which other disclosures shall be incorporated into this Agreement pursuant to Section 10.2 as if they were attached to this Agreement at the date hereof.

          4.1.6. BEST EFFORTS. Subject to the other provisions of this Agreement, Seller shall use its best efforts to cause the conditions listed in
Section 6.1 hereof to be satisfied expeditiously and on the Closing Date and to take all actions necessary in order to consummate the transactions contemplated hereby and by the Collateral Documents on the terms and conditions herein and therein.

          SECTION 4.2. COVENANTS OF BUYER. Buyer covenants and agrees as follows:

          4.2.1. PRIOR COVENANTS. Buyer hereby acknowledges its covenants made in Section 5.1.1 ("Transactions with Affiliates"), Section 5.1.2 ("Corporate Existence, Business, Maintenance, Insurance") and Section 5.2 ("Informational Covenants of Healtheon") of the Asset Purchase Agreement between ActaMed and Seller dated December 31, 1997, as amended by Amendment No. 1 to Asset Purchase Agreement dated May 18, 1998 among Seller, ActaMed and Buyer (the "Prior Covenants"). Buyer agrees that (i) to the extent the Prior Covenants apply for so long as Seller owns stock of Buyer, such Prior Covenants shall also apply for so long as an Affiliate of Seller owns stock of Buyer (or a designated percentage thereof, as applicable), and (ii) the Consideration Shares shall be taken into account in assessing Losses, if any, arising from a breach of any of the Prior Covenants.

          4.2.2. NOTICE OF CHANGE. Buyer shall promptly notify Seller of the existence or happening of any fact, event or occurrence prior to the Closing and of which Buyer has knowledge which may materially alter the accuracy or completeness of any representation or warranty contained in Section 3.2 of this Agreement.

          4.2.3. OTHER DELIVERIES. At or prior to Closing, Buyer shall have delivered to Seller completed schedules to, and any other written disclosures referenced in, this Agreement which have not been delivered as of the date hereof, which other schedules and disclosures shall be incorporated into this Agreement pursuant to Section 10.2 as if they were attached to this Agreement at the date hereof.

          4.2.4. BEST EFFORTS. Subject to the other provisions of this Agreement, Buyer shall use its best efforts to cause the conditions listed in
Section 5.2 hereof to be satisfied expeditiously and on the Closing Date and to take all actions necessary in order to consummate the transactions contemplated hereby and by the Collateral Documents on the terms and conditions herein and therein.

          4.2.5.    COVENANTS OF SELLER AND BUYER

          4.2.6. CONFIDENTIALITY OF TRADE SECRETS. Each party hereto agrees not to use, copy or disclose the Trade Secrets of the other party, except as permitted by this Agreement and the Collateral Documents. Each party shall treat the other's Trade Secrets with at least that degree of care it uses with respect to its own such Trade Secrets. Seller will give access to its Trade Secrets relating to its provision of Teleprinter Services to those Buyer personnel who have a need for such access and to no other Person whatsoever. Buyer will give access to its Trade Secrets relating to its anticipated performance under the Services Agreement to those Seller personnel who have a need for such access and to no other Person whatsoever. If any party is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose Trade Secrets, or if it is served with or otherwise becomes aware of a motion or similar request that such an order be issued, then such party will not be liable to the other party for disclosure of Trade Secrets required by such order if the disclosing party complies with the following requirements: (1) if an already issued order calls for immediate disclosure, then the disclosing party shall immediately move for or otherwise request a stay of such order to permit the other party to respond; (2) the disclosing party promptly notifies the other party of the motion or order; and (3) the disclosing party does not oppose a motion or similar request by the other party for an order protecting the Trade Secrets including joining or agreeing to (or non-opposition to) a motion for leave to intervene by such other party. Notwithstanding anything to the contrary contained in this Agreement, Seller may disclose to the OIG as part of the disclosure Seller makes under its Integrity Agreement the fact that Seller and Buyer have entered into the transactions contemplated by the parties and any information relating to such transaction or this Agreement which Seller determines, in good faith upon advice of counsel, is required or, in light of Seller's obligations under the Integrity Agreement, appropriate for Seller to make, or Seller proposes to make in response to a request for such information from the OIG, provided that Buyer shall be given opportunity (which shall be reasonable in light of all facts and circumstances) to review and comment upon the information Seller intends to include in any such submission. In the event that any such disclosure that Seller intends to make includes any information that constitutes Trade
Secrets of Buyer, Seller will provide reasonable (in light of all facts and circumstances, including the time frame in which such disclosure is required to be made) assistance to Buyer to take reasonable steps to assure that such Trade Secrets of Buyer are maintained in confidence, including, but not limited to, (i) requesting that the OIG treat such information as trade secrets within the meaning of the Freedom of Information Act, 5 U.S.C.
Section 552(b)(4), (ii) requesting of the OIG that Seller and Buyer be given prior notice of a proposed release of such information to Persons or entities outside of the OIG; (iii) requesting that the OIG otherwise assure the confidentiality of the information provided by Buyer as if such information was a Trade Secret of Seller as provided for in Section 46 of the Integrity Agreement and taking other reasonable steps that may be requested by Buyer and to which Seller may, in its sole discretion, agree to assure that the OIG honors its confidentiality obligations in that section; (iv) where such information is o be provided in response to a request by the OIG, take reasonable steps to narrow the request from the OIG in an appropriate manner in order to limit the amount of information, if any, that constitutes Trade Secrets of Buyer covered by such request; and (v) make reasonable efforts to permit Buyer, with the concurrence of the OIG, to disclose such information directly to the OIG, provided that in any such case, Buyer shall give Seller a timely opportunity to review, comment upon and approve the information
Buyer intends to include in such submission. The additional safeguards described in subsections (i) through (v) above are designed to help assure the confidentiality of the Trade Secrets, the disclosure of which would have a material adverse impact on Buyer. These additional provisions are not intended to interfere with Seller's ability to meet its disclosure obligations under the Integrity Agreement. Each party shall promptly notify the other in the event it receives an inquiry, investigation or request for information from the OIG or other governmental agency into the matters relating to the proposed transactions. The provisions of this Section 4.3.1 shall apply in addition to similar provisions in the Services Agreement and shall permanently survive termination of any other provisions of this Agreement or the Collateral Documents.

          4.2.7. PUBLIC ANNOUNCEMENTS AND REGISTRATION STATEMENTS. The parties hereto shall jointly develop a mutually acceptable plan (the "COMMUNICATION PLAN") for communicating the transactions contemplated by this Agreement and the Services Agreement to Providers and the public. The parties agree to use their collective best efforts to complete the Communication Plan within [*] after Closing, and each party agrees to abide by such Communication Plan. Without limiting the foregoing, neither party shall send any communication to any Provider describing, or otherwise in connection with, the transactions and relationships contemplated by this Agreement and the Services Agreement, and neither party shall make any disclosure of the transactions contemplated hereby except pursuant to the Communication Plan, unless the form and content of such communication shall have been approved in advance by the other, or unless required by law or judicial process, in which case notification shall be given to the other party hereto sufficiently prior to such disclosure to allow the party receiving such notice to comment on, or take reasonable action to avoid or mitigate, such disclosure. Buyer shall not make any filings with any governmental authority, including registration statements pursuant to the Securities Act, without giving Seller the reasonable opportunity to review and comment on any disclosures pertaining to Seller. In any of the foregoing circumstances, the disclosing party shall use its commercially reasonable efforts to incorporate or otherwise accommodate all reasonable comments or requests of the other party with respect to such contemplated disclosure or filing.

                                      ARTICLE V

                           CONDITIONS PRECEDENT TO CLOSING

          SECTION 5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Buyer for purposes of consummating such transactions, but without prejudice to any other right or remedy which Buyer may have hereunder as a result of any misrepresentation by, or breach of any agreement, covenant or warranty of Seller contained in this Agreement or any of the Collateral Documents.

          5.1.1.    REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH AGREEMENT.
(i) Each of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except for representations and warranties qualified by a materiality provision, which representations and warranties shall be true and correct as stated therein), and (ii) Seller shall have performed all covenants, agreements and obligations to be performed by it under this Agreement on or prior to the Closing.

          5.1.2. NO INJUNCTION, ETC. No action, proceeding, investigation or Regulation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the provision of Teleprinter Services, if such action, proceeding, investigation or Regulation, in the reasonable judgment of Buyer, would make it inadvisable to consummate the transactions contemplated hereby.

          5.1.3. COMPLIANCE. Seller shall have delivered to Buyer a certificate (the "SELLER COMPLIANCE CERTIFICATE") to the effect that each of the conditions specified in Sections 5.1.1, 5.1.2 and 5.1.6 is satisfied in all respects, except that Seller shall be permitted to limit to its knowledge the certification with respect to Section 5.1.2, insofar as Section 5.1.2 pertains to threatened or proposed actions, proceedings, investigations or Regulations.

          5.1.4. DELIVERIES. Seller shall have executed and delivered the following documents, instruments and agreements:

                    (a) a bill of sale in form and substance reasonably satisfactory to Buyer;

                    (b) an assignment and assumption agreement covering each of the Assumed Contracts in form and substance reasonably satisfactory to Buyer and Seller;

                    (c) a compliance plan relating to compliance by Buyer and Seller with applicable Regulations, including, but not limited to, the federal Physician Self-Referral Law, 42 U.S.C. 1395nn, and the regulations promulgated thereunder, similar state physician self-referral laws and regulations, the federal Medicare/Medicaid Antikickback Law and regulations promulgated thereunder, and similar state antikickback laws and regulations, in form and substance reasonably satisfactory to Buyer and Seller (the "Compliance Plan").

                    (d) a Seller Secretary's Certificate certifying as to the corporate approvals of this Agreement, the Collateral Documents and the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to Buyer;

                    (e)  the Services Agreement;

                    (f) an agreement between Buyer and Seller in form and substance reasonably satisfactory to Buyer containing lock-up provisions comparable to the lock-up provisions contained in the Investors' Rights Agreement;

                    (g) a schedule identifying the Provider Sites, including their addresses, as of a date not greater than three (3) business days prior to the Closing Date, in form and substance reasonably satisfactory to Buyer, and Seller shall update such schedule to be updated not later than three (3) business days after the Closing Date to identify the Provider Sites, including their addresses, as of the Closing Date;

                    (h) such other documents and instruments as reasonably may be requested by Buyer in order to consummate the transactions contemplated by this Agreement and the Collateral Documents.

          5.1.5. OTHER DELIVERIES. All disclosures required to be delivered to Buyer under Section 4.1.5 shall have been delivered to Buyer pursuant thereto in form and substance satisfactory to Buyer.

          5.1.6. BOARD APPROVAL; WAIVER UNDER INVESTORS' RIGHTS AGREEMENT. Buyer's Board of Directors shall have approved this Agreement and the waivers required under the Investors' Rights Agreement in order for Buyer to issue the Consideration Shares and grant the registration rights to Seller contemplated by this Agreement, shall have been obtained in accordance with the terms of the Investors' Rights Agreement.

          5.1.7. FINANCING LEASES. Seller shall have repaid the financing leases referenced in Section 3.1.5(b) or shall have made commitments for the payment thereof within thirty (30) days after Closing.

          SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing (except where an earlier date is specified herein), of each and every one of the following conditions, all or any of which may be waived, in whole or in part, by Seller for purposes of consummating such transactions, but without prejudice to any other right or remedy which Seller may have hereunder as a result of any misrepresentation by, or breach of any agreement, covenant or warranty of Buyer contained in this Agreement or any of the Collateral Documents.

          5.2.1.    REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH AGREEMENT.
(i) Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing (except for representations and warranties qualified by a materiality or Material Adverse Effect provision, which representations and warranties shall be true and correct as stated therein), (ii) the representations and warranties of Buyer set forth in this Agreement (taken as a whole and disregarding any materiality or Material Adverse Effect provisions) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except where the failure of the representations and warranties (taken as a whole and disregarding any materiality or Material Adverse Effect provisions) to be true and correct in all material respects would not cause a Material Adverse Effect, and (iii) Buyer shall have performed all covenants, agreements and obligations to be performed by it under this Agreement on or prior to the Closing.

          5.2.2. NO INJUNCTION, ETC. No action, proceeding, investigation or Regulation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business of Buyer, if such action, proceeding, investigation or Regulation, in the reasonable judgment of Seller, would make it inadvisable to consummate the transactions contemplated hereby.

          5.2.3. COMPLIANCE. Buyer shall have delivered to Seller a certificate (the "BUYER COMPLIANCE CERTIFICATE") to the effect that each of the conditions specified in Sections 5.2.1 and 5.2.2 is satisfied in all respects, except that Buyer shall be permitted to limit to its knowledge the certification with respect to Section 5.2.2, insofar as Section 5.2.2 pertains to threatened or proposed actions, proceedings, investigations or Regulations.

          5.2.4. DELIVERIES. Buyer shall have executed and delivered the following documents, instruments and agreements:

                    (a) a certificate in form reasonably satisfactory to Seller for the Consideration Shares;

                    (b) an assignment and assumption agreement covering each of the Assumed Contracts in form and substance reasonably satisfactory to Buyer and Seller;

                    (c)  the Compliance Plan;

                    (d) a Buyer Secretary's Certificate certifying as to Buyer's charter, bylaws, good standing, incumbent officers and the resolutions approving this Agreement, the Collateral Documents and the transactions contemplated hereby and thereby, in form and substance reasonably satisfactory to Seller;

                    (e)  the Services Agreement;

                    (f) either a Registration Rights Agreement between Buyer and Seller containing registration rights for the Consideration Shares and lock-up provisions comparable to the registration rights and lock-up provisions contained in the Investors' Rights Agreement, or an amendment to the Investors' Rights Agreement in form and substance reasonably satisfactory to Seller, in either case, which grants Seller registration rights which are the same as if the term "Registrable Securities" as used in the Investors' Rights Agreement included the Consideration Shares; and

                    (g) such other documents and instruments as reasonably may be requested by Seller in order to consummate the transactions contemplated by this Agreement and the Collateral Documents.

          5.2.5. OTHER DELIVERIES. All schedules and disclosures required to be delivered to Seller under Section 4.2.3 shall have been delivered to Seller pursuant thereto in form and substance satisfactory to Seller.

                                      ARTICLE VI

                               POST-CLOSING OBLIGATIONS

          SECTION 6.1. EXPENSES. Except as otherwise provided herein, each of the parties to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

          SECTION 6.2. TRANSACTION TAXES. Buyer shall pay any documentary, stamp, sales, transfer, use, filing or other similar taxes payable as a result of the transactions contemplated hereby.

          SECTION 6.3.   YEAR 2000 COVENANTS.

          6.3.1. SELLER SYSTEMS. Seller hereby represents and warrants to Buyer that Seller's computerized laboratory computer systems known as TopLab will not fail due to: (i) any non-recognition of date data at the change of the century on January 1, 2000, or (ii) the failure of any calculations to accommodate same century and multi-century formulae and date values or date data interface values that reflect the century, in either case, where such failure causes Seller to be unable to accurately transmit reports to Providers via the teleprinters. Seller shall make any necessary modifications to TopLab to ensure accuracy of this warranty.

          6.3.2. TELEPRINTERS. Seller has received assurances from its primary supplier regarding year 2000 compliance (as described in Section
6.3.1 above) of teleprinters included in the Purchased Assets. In the event any teleprinter(s) fail to receive or print accurate and complete test reports because of any problem related to the occurrence of dates prior to, during, or after the year 2000 and reasonably classified as a "year 2000" problem, for each such teleprinter with respect to which Buyer provides reasonable notice to Seller of such failure within thirty (30) days after Buyer knows that such failure was the result of a "year 2000" problem, acquiring knowledge of the initial manifestation of such failure, Seller will
(i) [*] Buyer associated with [*] to the Provider Site in accordance with Seller's directions, (ii) not hold Buyer responsible for any Loss of Seller by reason of such failure of such teleprinter(s), and (iii) indemnify and hold harmless Buyer (in accordance with Section 7.2.1 hereof, except that the threshold amount provided for in Section 7.2.6(b) shall not apply) against any Third Party Claim to the extent such claim is alleged to have been caused by reason of such failure of such teleprinter. Buyer will use its commercially reasonable efforts, if Seller so requests, to remedy the year 2000 non-compliance of such teleprinter(s) at Seller's cost (as provided in clause (i) above), and Seller shall reimburse Buyer for any reasonable expenses in connection therewith.

          6.3.3. REMEDIES. Buyer and Seller agree that the remedies provided for in this Section 6.3 shall be the exclusive remedy in the event any teleprinter or TopLab fails

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

because of year 2000 non-compliance. Nothing in this Section 6.3 shall affect any rights or obligations of Buyer or Seller under the Services Agreement.

                                     ARTICLE VII


SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS AND INDEMNIFICATION

          SECTION 7.1. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding anything herein to the contrary, all of the representations, warranties, covenants and agreements (including, without limitation, the corresponding indemnification obligations) contained in this Agreement shall survive the Closing and continue in full force and effect for one (1) year, except that the representation of Seller made in section 6.3.1 and the covenant in Section 6.3.2 shall survive for a period of [*], and except that any representations or warranties not true when made and made fraudulently or with the intent to defraud or mislead, shall continue in full force and effect thereafter (subject to any applicable statute of limitations and any extensions thereof); and, in all cases, thereafter as to any Losses relating thereto for which a Claims Notice has been given prior to the termination of such period of survival. Notwithstanding the foregoing, covenants contained herein which by their terms survive for a longer period shall continue to apply as provided in such specific terms.

          SECTION 7.2.   OBLIGATION TO INDEMNIFY.

          7.2.1. OBLIGATIONS OF SELLER TO INDEMNIFY. From and after the Closing, regardless of any investigation undertaken by Buyer, Seller shall indemnify and hold harmless Buyer Indemnitees against and in respect of all Losses asserted against, imposed upon or incurred by any Buyer Indemnitee by reason of or resulting from (i) any misrepresentation or breach of warranty made to Buyer by Seller in this Agreement; (ii) any failure by Seller to perform any of the covenants, agreements or obligations required to be performed by it in accordance with the terms and conditions of this Agreement; (iii) any and all operation by Seller of the Purchased Assets prior to Closing; and (iv) any and all Litigation arising out of any of the foregoing or the enforcement of this
Section 7.2.1.

          7.2.2. OBLIGATION OF BUYER TO INDEMNIFY. From and after the Closing, regardless of any investigation undertaken by Seller, Buyer shall indemnify and hold harmless Seller Indemnitees against and in respect of all Losses asserted against, imposed upon or incurred by any Seller Indemnitee by reason of or resulting from (i) any misrepresentation or breach of warranty made to Seller by Buyer in this Agreement; (ii) any failure by Buyer to perform any of the covenants, agreements or obligations required to be performed by it in accordance with the terms and conditions of this Agreement; (iii) any and all operation by Buyer of the Purchased Assets after Closing; and (iv) any and all Litigation arising out of any of the foregoing or the enforcement of this
Section 7.2.2.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          7.2.3. CLAIMS NOTICE. A Claim shall be made by any Indemnitee by delivery of a Claims Notice to the Indemnifying Party requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, attaching any written documentation received from the third party claimant with respect thereto.

          7.2.4. PROCEDURES INVOLVING NON-THIRD PARTY CLAIMS. If the Claim involves a matter other than a Third Party Claim, the Indemnifying Party shall have forty-five (45) days to object to such Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. If an objection is timely made by the Indemnifying Party, the Indemnifying Party and the Indemnitee shall cooperate in the compromise of the Claim with ultimate resolution of the validity of such Claim to be determined under Article VIII. If an objection is not timely made by the Indemnifying Party, such failure shall be deemed to be an objection, and the Indemnifying Party and the Indemnitee shall cooperate in the compromise of the Claim with ultimate resolution of the validity of such Claim to be determined under Article VIII.

          7.2.5. PROCEDURES INVOLVING THIRD PARTY CLAIMS. Subject to the rights and obligations of the Parties in this Section 7.2.5, each of Indemnitee and Indemnifying Party shall cooperate with the other in the resolution of a Third Party Claim. The obligations and liabilities of the parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

                    (a) The Indemnitee shall give the Indemnifying Party written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnifying Party may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnifying Party of such claim shall not relieve the Indemnifying Party of any liability that it may have with respect to such claim except to the extent the Indemnifying Party demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnifying Party shall be an acknowledgment of the obligation of the Indemnifying Party to indemnify the Indemnitee with respect to such claim hereunder to the extent an indemnity obligation arises pursuant to Section 7.2.1 or 7.2.2, as applicable. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnifying Party fails or refuses to undertake the defense of such Third Party Claim within a reasonable period of time after written notice of such claim has been given to the Indemnifying Party by the Indemnitee (but in no event more than thirty (30) days after receipt of such notice), the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make a Claim as specified in
Section 7.2.1(iv) or 7.2.2(iv) which shall be deemed a Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

                    (b) No settlement of a Third Party Claim involving the asserted liability of the Indemnifying Party under this Article shall be made without the prior written consent by or on behalf of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party assumes the defense of such a Third Party Claim, (1) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnitee's consent unless (a) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claim that may be made against the Indemnitee (b) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and
(c) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (2) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

          7.2.6.    LIMITATIONS ON INDEMNIFICATION.

                    (a) No party to this Agreement shall be entitled to indemnification under this Agreement to the extent that such party's Losses are increased or extended by the willful misconduct, violation of law or bad faith of such party.

                    (b) No Indemnifying Party shall be required to indemnify an Indemnitee with respect to any Loss with respect to a Claim unless the amount of such Loss, when aggregated with all other such Losses suffered by that Indemnitee, shall [*], at which time Claims may be asserted to the extent that all Losses are in excess of such threshold amount; PROVIDED, however, that such threshold amount shall not apply to any Loss which results from or arises out of fraud or intentional misrepresentation or an intentional breach of a representation, warranty, covenant or agreement in this Agreement or the Collateral Documents.

                    (c) The parties acknowledge there will be an indemnification section in the Services Agreement, and that an Indemnitee shall only be entitled to a single satisfaction of any Loss.

          SECTION 7.3. NO RELEASE FOR FRAUD. Nothing contained in this Agreement shall relieve or limit the liability of either party hereto or any officer or director of either party from any Liability arising out of or resulting from common law fraud or intentional misrepresentation in connection with the transactions contemplated by this Agreement or in connection with the delivery of any of the Collateral Documents. Each party shall have a right to indemnification for any Loss incurred as the result of any common law fraud or intentional misrepresentation by the other party or any officer or director of the other party without regard to the Threshold Amount or any period of limitation provided in this Agreement.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          7.3.1.    PAYMENT.

                    (a) If any party is required to make any payment under this Article, such party shall promptly pay the Indemnified Party the amount so determined. If there is a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Article and the portion, if any, theretofore paid shall bear interest as provided in Section 7.2.8(b).

                    (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnifying Party shall pay the Indemnified Party interest on the unpaid principal amount of the obligation from the date the amount became due until payment in full, at the per annum rate of interest published from time to time by The Wall Street Journal as the "Prime Rate."

                                     ARTICLE VIII

                                  DISPUTE RESOLUTION

          SECTION 8.1. INFORMAL DISPUTE RESOLUTION. Any dispute between the parties arising out of or with respect to this Agreement, either with respect to the interpretation of any provision of this Agreement or with respect to the performance by Buyer or Seller, shall be resolved as provided in this Article.

          8.1.1. INFORMAL DISPUTE RESOLUTION. Prior to the initiation of formal dispute resolution procedures, the parties shall first attempt to resolve their dispute informally, as follows:

                    (a) The Relationship Managers for each party shall meet for the purpose of endeavoring to resolve such dispute. They shall meet as often as the parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. The Relationship Managers shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding. During the course of negotiations, all reasonable requests made by one party to another for non-privileged information, reasonably related to this Agreement, shall be honored in order that each of the parties may be fully advised of the other's position.

                    (b) If, within [*] days after a matter has been identified for resolution pursuant to this Article, either of the Relationship Managers concludes in good faith that amicable resolution through continued negotiation in this forum does not appear likely, the matter will be escalated by formal written notification to the Seller and the Buyer.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                    (c) Formal proceedings for the resolution of a dispute may not be commenced until the earlier of: (i) the date on which the Seller and Buyer conclude in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or (ii) fifteen (15) days after the dispute has been referred to the Seller and the Buyer.

          8.1.2.    FORMAL PROCEEDINGS PERMITTED.  The provisions of this
Section 8.1 shall not be construed to prevent a party from instituting, and a party being authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitations period or any period provided for in
Section 7.1.

          SECTION 8.2. ARBITRATION. If the parties are unable to resolve any controversy arising under this Agreement as contemplated by Section 8.1 and if such controversy is not subject to Article VII or Section 8.3, then such controversy shall be submitted to mandatory and binding arbitration at the election of either party (the "DISPUTING PARTY") pursuant to the following conditions:

          8.2.1. SELECTION OF ARBITRATORS. The Disputing Party shall notify the AAA and the other party in writing describing in reasonable detail the nature of the dispute (the "DISPUTE NOTICE"). Each of the parties shall select a neutral arbitrator in accordance with the rules of AAA, and the two arbitrators so selected shall select a third neutral arbitrator (the three arbitrators referred to in this Section being hereinafter referred to as the "PANEL").

          8.2.2. CONDUCT OF ARBITRATION. The Panel shall allow reasonable discovery as permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The panel shall have no power or authority to amend or disregard any provision of this Section 8.2. The arbitration hearing shall be commenced promptly and conducted expeditiously, with each of Buyer and Seller being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the parties, an arbitration hearing shall be conducted on consecutive days.

          8.2.3. REPLACEMENT OF ARBITRATOR. Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 8.2, such arbitrator shall be replaced by an arbitrator selected in accordance with the rules of the AAA.

          8.2.4. FINDINGS AND CONCLUSIONS. The Panel rendering judgment upon disputes between parties as provided in this Section shall, after reaching judgment and award, prepare and distribute to the parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award. The award of the Panel shall be final and binding on the parties, and judgment thereon may be entered in a court of competent jurisdiction.

          8.2.5. PLACE OF ARBITRATION HEARINGS. Arbitration hearings hereunder shall be held in Washington, D.C.

          8.2.6. TIME OF THE ESSENCE. The Panel is instructed that time is of the essence in the arbitration proceeding. The Panel shall use its best efforts to render its judgment or award within [*] following the conclusion of the hearing or as soon as possible thereafter. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the Panel shall limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances.

          SECTION 8.3. IMMEDIATE INJUNCTIVE RELIEF. In the event of a breach of the confidentiality obligations set forth in this Agreement, or in the event a party makes a good faith determination that a breach of the terms of this Agreement by the other party is such that the damages to such party resulting from the breach will be so immediate, so large or severe, and so incapable of adequate redress after the fact that a temporary restraining order or other immediate injunctive relief is a necessary remedy, then such party may file a pleading with a court seeking immediate injunctive relief. If a party files a pleading with a court seeking immediate injunctive relief and this pleading is challenged by the other party and the injunctive relief sought is not awarded in substantial part (or in the event of a temporary restraining order is vacated upon challenge by the other party), the party filing the pleading seeking immediate injunctive relief shall pay all of the costs and attorneys' fees of the party successfully challenging the pleading.

                                      ARTICLE IX

                                      TERMINATION

          SECTION 9.1. EVENTS OF TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by written notice of termination at any time prior to the Closing only as follows:

          9.1.1.    MUTUAL CONSENT.  By mutual consent of Seller and Buyer;

          9.1.2.    BY SELLER OR BUYER.

                    (a) By Seller if Buyer shall have (i) materially misstated any representation or been materially in breach of any warranty contained herein or (ii) been materially in breach of any covenant, undertaking or restriction contained herein, and such misstatement or breach has not been cured by the earlier of (A) 10 days after the giving of notice to such party of such misstatement or breach or (B) the Closing;

                    (b) By Buyer if Seller shall have (i) materially misstated any representation or been materially in breach of any warranty contained herein or (ii) been materially in breach of any covenant, undertaking or restriction contained herein, and such misstatement or breach has not been cured by the earlier of (A) 10 days after the giving of notice to such party of such misstatement or breach or (B) the Closing; and Final Closing Date. By either party if the Closing has not occurred by January 15, 1999.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          SECTION 9.2. CONSEQUENCES OF TERMINATION. In the event of the termination hereof pursuant to the provisions of Section 9.1, this Agreement shall become void and have no effect, without any liability on the part of either of the parties or their officers and directors; provided, however, that
(i) if this Agreement is terminated under the provisions of Section 9.1.2, the provisions of this Section 9.2 shall not relieve the misstating or breaching party of any liability therefor, and (ii) the obligations of the parties under
Section 4.3.1 shall survive the termination of this Agreement.

                                      ARTICLE X

                                    MISCELLANEOUS

          SECTION 10.1.  GENERAL PROVISIONS.

          10.1.1. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given if (1) delivered by hand or if mailed by United States registered or certified mail, return receipt requested, first class postage prepaid, (2) sent by Federal Express or similar overnight courier service to the parties or their assignees, or (3) sent by telecopy to the number set forth below and promptly followed by a written copy sent by any other means specified herein, addressed as follows:

     If to Seller:

          SmithKline Beecham Clinical Laboratories, Inc.
          1201 South Collegeville Road
          Collegeville, PA 19426
          Attention: President
          Telephone: 610.454.6116
          Telecopy: 610.983.2185

     with a copy to:

          SmithKline Beecham Corporation
          One Franklin Plaza
          16th and Race Streets
          Philadelphia, PA 19103
          Attention: General Counsel-U.S.
          Telephone: 215.751.5844
          Telecopy:  215.751.5132

     If to Buyer:

          Healtheon Corporation
          4600 Patrick Henry Drive
          Santa Clara, CA 95054
          Attention: W. Michael Long

          Telephone: 650.614.0200
          Telecopy: 650.614.3300

     with a copy to:

          Alston & Bird
          One Atlantic Center
          1201 W. Peachtree Street
          Atlanta, GA 30309
          Attention: John C. Weitnauer
          Telephone: 404.881.7780
          Telecopy: 404.881.7777

                    (a) If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail, telecopy, Federal Express or other overnight courier, the date on which such notice, request, instruction or document is first received shall be the date of delivery.

                    (b) Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this
Section 10.1.1.

                    (c) Failure of any party to send a copy of any notice to counsel for the other Party shall not affect in any way the validity of such notice to other party.

          10.1.2. ENTIRE AGREEMENT. This Agreement and the Collateral Documents constitute the entire understanding and agreement among the parties with respect to the subject matter contained herein and supersede any prior understandings and agreements (whether written or oral) among them respecting such subject matter, except that any other confidentiality provisions agreed to in writing between the parties shall survive and be merely supplemented by
Section 4.3.1 of this Agreement (except to the extent such other written provisions may be in conflict with Section 4.3.1, in which cases such other written provisions shall be superseded to the extent necessary to resolve such conflict). The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          10.1.3. HEADINGS. The headings in this Agreement (and the Table of Contents) are for convenience of reference only and shall not affect its interpretation.

          10.1.4. ASSIGNMENT. This Agreement shall not be assignable by any of the parties hereto without the written consent of the other party hereto, and no rights under this Agreement may be transferred without the consent of the non-transferring party, except that (i) all the rights and obligations of Seller hereunder may be transferred, without the consent of (but with notice to) Buyer, to an Affiliate of Seller or an acquiror of substantially all of Seller's assets (whether by purchase of assets, merger or other corporate reorganization), and
(ii) all rights and obligations of Buyer hereunder may be transferred, without the consent of (but with notice to) Seller, to any assignee of Buyer's rights and obligations under the Services Agreement provided such assignment is made in accordance with the Services Agreement. Any attempted assignment without a required consent shall be void. Any assignment with a required consent does not release the assigning party from any of its obligations under this Agreement unless the consent so states.

          10.1.5. BINDING EFFECT. Subject to the limitations on transfer set forth in Section 10.1.4, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

          10.1.6. KNOWLEDGE. As used herein, the words "TO THE KNOWLEDGE OF" or words of similar import mean, (i) with respect to Seller, the actual knowledge of the directors, managers and officers of Seller, and persons with similar such responsibilities, and that knowledge which would have been acquired by any such persons after making due and diligent inquiry of those employees of the Company who could reasonably be expected to have actual knowledge of the matters in question, or other due inquiry, and (ii) with respect to Buyer, the actual knowledge of the directors, managers and officers of Buyer and persons with similar such responsibilities, and that knowledge which would have been acquired by any such persons after making due and diligent inquiry of those employees of Buyer who could reasonably be expected to have actual knowledge of the matters in question, or other due inquiry.

          10.1.7. SEVERABILITY. It is the desire and intent of the parties that all of the material provisions of this Agreement and the Services Agreement be enforced to the fullest extent permissible and no severability shall pertain thereto. In the event that any other provision of this Agreement is held illegal, invalid, prohibited or unenforceable for any reason, such illegality, invalidity, or unenforceability will not affect any other provision hereof, and this Agreement shall be deemed modified to the extent necessary to render enforceable the remaining provisions hereof. Notwithstanding the foregoing, if such provision could be more narrowly interpreted so as not to be illegal, invalid, prohibited or unenforceable, without invalidating any of the material remaining provisions of this Agreement or the Services Agreement, it shall be so narrowly interpreted.

          10.1.8. WAIVER. The failure of either party to insist upon strict performance of any of the terms or conditions of this Agreement will not constitute a waiver of any of its rights hereunder. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          10.1.9. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflicting provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the laws of any jurisdiction other than the Commonwealth of Pennsylvania to be applied. In furtherance of the foregoing, the internal law of the Commonwealth of Pennsylvania will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Any legal action or proceeding with respect to this Agreement may be brought exclusively in the courts of the Commonwealth of Pennsylvania or of the United States that are located in Pennsylvania, and, by execution and delivery of this Agreement, each party hereto hereby irrevocably accepts for itself and in respect of its property and assets, generally and unconditionally the jurisdiction of the aforesaid courts.

          10.1.10. RULE OF STRICT CONSTRUCTION. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

          10.1.11. CONSTRUCTION. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; and (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days.

          10.1.12. AMENDMENTS. This Agreement may be amended or supplemented only by a written instrument duly executed by each party.

          10.1.13.  TIME OF ESSENCE.  Time is of the essence in this Agreement.

          10.1.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts and either party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement by either party hereto will not become effective until counterparts hereof have been executed by the other party hereto. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any other counterpart.

          10.1.15. FACSIMILE SIGNATURES. This Agreement may be executed by facsimile signature which shall be deemed to be an original for all purposes.

                              (SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement on the day and year first above written.

                               Healtheon Corporation


                               -----------------------------------------------
                               By:
                               Its:

                               SmithKline Beecham Clinical Laboratories, Inc.


                               -----------------------------------------------
                               By:
                               Its:

                                       EXHIBIT A
                                     DEFINITIONS

     "AAA" means the American Arbitration Association.

     "ActaMed" means ActaMed Corporation, a Delaware corporation and Subsidiary of Buyer.

     "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

     "Agreement" means the Asset Purchase Agreement of which this Exhibit forms a part.

     "Assumed Contracts" means the Contracts referenced in Section 1.1.3.

     "Buyer Indemnitee" means Buyer and its Affiliates, and its or their respective directors, officers, employees, and permitted assigns.

     "Claim" means any claim for indemnification under Article VII of the Agreement.

     "Claims Notice" means a written notice of an indemnification claim delivered pursuant to Section 7.2.3 of the Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Documents" means the documents, agreements and instruments to be executed and delivered in connection with the Agreement, including without limitation the Services Agreement and other agreements and documents to be executed at or prior to Closing as contemplated by Article V of the Agreement.

     "Consideration Shares" means the number of shares of Buyer's common stock determined pursuant to Section 1.6.

     "Contract" means any written contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is binding on any Person or its property under applicable law.

     "Controlled Group Member" means any trade or business (whether or not incorporated) which is aggregated with Buyer pursuant to sections 414(b), (c),
(m) or (o) of the Code.

     "Court Order" means any judgment, decree, writ, injunction, order or ruling of any federal, state or local court or governmental or regulatory body or authority that is binding on any Person or its property under applicable law.

     "Default" means (a) a breach of or default under any Contract or License,
(b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or License or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation (but not where the right of renegotiation would arise in the ordinary course of business or by virtue of the terms of the Contract or License, in either case, independent of the transactions contemplated hereby) or acceleration under any Contract or License.

     "Employee Benefit Plan" means any pension, retirement profit-sharing, deferred compensation, bonus, incentive, performance, stock option, phantom stock, stock purchase, restricted stock, medical, hospitalization, vision, dental or other health, life, disability, severance, termination or other employee benefit plan, program, arrangement, agreement or policy, whether written or unwritten, to which Buyer contributes or is obligated to contribute, is a party to or is otherwise bound, or with respect to which Buyer may have any Liability.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means (i) a member of any "controlled group," as defined in Section 414(b) of the Code, of which Buyer is a member, (ii) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with Buyer, or (iii) a member of any affiliated service groups (within the meaning of Section 414(m) of the Code) of which Buyer is a member.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Indemnifying Party" means the party obligated to provide indemnification pursuant to Sections 7.2.1 or 7.2.2 of the Agreement.

     "Indemnitee" means a party seeking indemnification under Sections 7.2.1 or
7.2.2 of the Agreement.

     "Integrity Agreement" means the Corporate Integrity Agreement between Seller and the OIG.

     "Intellectual Property" means copyrights, trademarks, service marks, trade names, patents or applications therefor, technology rights and licenses, computer software (including, without limitation, any source or object codes therefor or documentation relating thereto), computer software licenses, trade secrets, franchises, know-how, inventions and intellectual property rights.

     "Investors' Rights Agreement" means the Amended and Restated Investors' Rights Agreement between Healtheon Corporation, Seller and the other persons and entities listed on schedules A and B thereto, dated in May 1998.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, guaranty or endorsement of or by any Person (other than endorsements of notes, bills and checks presented to banks for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute, contingent, matured, unmatured, known or unknown.

     "License" means any license, franchise, permit, easement, right or authorization.

     "Lien" means any mortgage, lien, security interest, pledge, encumbrance, restriction on transferability, defect of title, charge or claim of any nature whatsoever on any property or property interest.

     "Litigation" means any lawsuit, action, claim, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry involving or affecting a Party or its business, assets or Contracts to which it is a party or by which it or its business, assets or Contracts may be bound or affected.

     "Losses" means any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), Liabilities, costs, and expenses, including without limitation, interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

     "Material Adverse Effect" means a material adverse effect on the business, operations, assets, condition (financial or otherwise), operating results, prospects or liabilities of Buyer and its subsidiaries, taken as a whole, or on the ability of Buyer to perform its obligations under this Agreement and the Collateral Documents.

     "OIG" means the Office of Inspector General of the Department of Health and Human Services.

     "Person" means any individual, corporation, trust, estate, business trust, general or limited partnership, limited liability company, limited liability partnership, unincorporated association or other legal entity.

     "Prior Services Agreement" means the Services Agreement between Buyer and Seller dated December 31, 1997.

     "Provider" means a physician, clinic, hospital, patient service center or other provider of clinical health care services who or which uses any of the Purchased Assets to receive test result reports from a Seller Lab.

     "Provider Site" means the site of a Provider utilizing a teleprinter for Teleprinter Services.

     "Public Offering" means a bona fide firm commitment underwritten offering of the common stock of Buyer pursuant to a registration statement filed with and declared effective by the SEC pursuant to the Securities Act.

     "Purchase Price" means the total purchase price of the Purchased Assets.

     "Purchased Assets" means the assets described in subsections 1.1.1 through
1.1.3 of this Agreement.

     "Regulation" means any statute, law, ordinance, regulation, requirement, order or rule of any federal, state, or local government or other governmental agency or body or of any other type of regulatory body, or any governmental or administrative interpretation of any thereof, including, without limitation, (i) those covering health, safety, environmental, energy, transportation, bribery, record keeping, zoning, anti-discrimination, antitrust, wage and hour, and price and wage control matters, (ii) requirements imposed by any governmental or regulatory body which must be satisfied to qualify for Medicare reimbursements, and (iii) any and all federal, state and local health care laws relating to or covering the methods and ways in which Teleprinter Services, and incidental services or benefits provided to Providers in connection with the provision of Teleprinter Services, are provided to the Providers, including, but not limited to, 42 U.S.C. Section 1395nn and the Clinical Laboratory Improvement Amendments of 1988, as amended.

     "Relationship Manager" means, for each party, the person designated in writing (such writing to be delivered to the other party) by such party prior to Closing.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller Indemnitee" means Seller and its Affiliates, and its or their respective directors, officers, employees and permitted assigns.

     "Seller Lab" means any location at which Seller or its Affiliates provide, or may in the future provide, clinical laboratory testing services, regardless of the means used by such lab for lab order entry and results reporting.

     "Services Agreement" means (except as used in the definition of "Prior Services Agreement") the Services Agreement between Buyer and Seller in a form and substance to be agreed by Buyer and Seller, to be entered into on or prior to the Closing Date, containing substantially the same terms and conditions as those set forth on EXHIBIT B to the Agreement, and such other terms as Buyer and Seller may agree upon.

     "Subsidiary" means a corporation, limited liability company, partnership, association, trust, joint venture or other entity in which Buyer or Seller, as the case may be, has, directly or indirectly, an equity, ownership or proprietary interest of greater than ten percent (10%).

     "Substantial Holder" means an officer or employee of Buyer who is the beneficial owner of one percent (1%) or more of the outstanding voting power or the outstanding equity (on a fully diluted basis) of Buyer.

     "Teleprinter Services" means the transmission by Seller of clinical laboratory test results from a Seller Lab to a teleprinter at a Provider Site via a telephone line in the Provider Site which is automatically dialed by the applicable Seller Lab and the printing of such results by such teleprinter.

     "Third Party Claim" means any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any taxing authority) that is instituted against an Indemnitee by a Person other than a party hereto and which, if prosecuted successfully, would result in a Loss for which such Indemnitee is entitled to indemnification hereunder.

     "Trade Secrets" means information related to a party (1) which derives economic value, actual or potential, from not being generally known to or readily ascertainable by other Persons who can obtain economic value from its disclosure or use, and (2) which is the subject of efforts by said party that are reasonable under the circumstances to maintain its secrecy.

                                     EXHIBIT B

                           SUMMARY TERMS AND CONDITIONS

                                 SERVICES AGREEMENT

                       BETWEEN SBCL AND HEALTHEON CORPORATION

      [*]

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.